Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2026 Results

Sugar Land, Texas, May 7, 2026 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of advanced optical and HFC networking products that power AI, today announced financial results for its first quarter ended March 31, 2026.

“We are pleased to deliver first quarter results that were in line with our expectations, driven by broad based demand in both our datacenter and CATV businesses,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “We continue to see strong customer engagement around our 800G transceivers and 1.6 Tb products, particularly as AI-driven datacenter investments accelerate. Notably, we completed our first volume shipment of our 800G products to one of our large hyperscale customers in Q1. Looking ahead, we continue to anticipate a strong volume ramp of our 800G products starting in Q2 and we anticipate sequential revenue growth throughout this year, with significantly larger growth expected starting in Q3 as additional capacity comes online. The fundamental drivers of long-term demand for our business remain robust and we believe we are well positioned to become the premier high-volume U.S. producer of AI-focused data center transceivers and optics.”

“We generated our fourth consecutive quarter of record revenue in Q1,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “We continued to make progress on increasing our production capacity in both our U.S. and Taiwan locations, exiting Q1 with total manufacturing capacity of nearly 100,000 units of 800G transceivers per month. Further, we have recently nearly doubled our Houston-area footprint through a combination of real estate acquisitions and leases to increase our capacity and support our future growth. Our focus remains on ramping our capacity thoughtfully to meet the unprecedented demand and are confident in our ability to execute on our ambitious growth plans, while ensuring reliability, quality, and a dedication to excellence.”

First Quarter 2026 Financial Summary

•	GAAP revenue was $151.1 million, compared with $99.9 million in the first quarter of 2025 and $134.3 million in the fourth quarter of 2025.

•	GAAP gross margin was 29.1%, compared with 30.6% in the first quarter of 2025 and 31.2% in the fourth quarter of 2025. Non-GAAP gross margin was 29.2%, compared with 30.7% in the first quarter of 2025 and 31.4% in the fourth quarter of 2025.

•	GAAP net loss was $14.3 million, or $0.19 per basic share, compared with net loss of $9.2 million, or $0.18 per basic share in the first quarter of 2025, and a net loss of $2.0 million, or $0.03 per basic share in the fourth quarter of 2025.

•	Non-GAAP net loss was $4.9 million, or $0.07 per basic share, compared with non-GAAP net loss of $0.9 million, or $0.02 per basic share in the first quarter of 2025, and a non-GAAP net loss of $0.6 million, or $0.01 per basic share in the fourth quarter of 2025.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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Second Quarter 2026 Business Outlook (+)

For second quarter of 2026, the company currently expects:

•	Revenue in the range of $180 million to $198 million.
•	Non-GAAP gross margin in the range of 29% to 30%.
•	Non-GAAP net income in the range of a loss of $2.5 million to income of $2.8 million, and non-GAAP income per share in the range of a loss of $0.03 to earnings of $0.03 using approximately 80.7 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, May 7, 2026 to discuss its first quarter 2026 financial results and outlook for its second quarter 2026 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 855-669-9658 (domestic) or 412-317-0088 (international) and entering passcode 8426007.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," “priorities,” "strategy," "potential," "is likely," "will," "expect," “momentum,” "plan" "project," "permit," “positions” or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the second quarter of 2026. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly report on Form 10-Q for the quarter ended March 31, 2026. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and losses from the disposal of idle assets, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q1 2026 and Q1 2025 are employee severance expenses (if any) and legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net loss. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q1 2026 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q1 2025.

Non-GAAP measures should not be considered as an alternative to gross profit, net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical and Hybrid Fiber-Coax (HFC) networking products that are the building blocks for AI datacenters, CATV and broadband fiber access networks around the world. AOI supplies this critical infrastructure to tier-one customers across cloud computing, CATV broadband, telecom, and FTTH markets. The company has R&D facilities in Atlanta, GA, and engineering and manufacturing facilities at its corporate headquarters in Sugar Land, TX, as well as in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com. # # #

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$449,377	$216,035
Accounts Receivable, Net	298,996	244,404
Inventories	206,246	183,105
Prepaid Expenses and Other Current Assets	37,958	32,183
Total Current Assets	992,577	675,727

Property, Plant And Equipment, Net	419,003	376,050
Land Use Rights, Net	4,871	4,825
Operating Right of Use Asset	71,949	49,697
Intangible Assets, Net	3,614	3,623
Other Assets	73,865	58,501
TOTAL ASSETS	$1,565,879	$1,168,423

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$148,160	$143,932
Bank Acceptance Payable	35,766	33,363
Accrued Liabilities	31,345	42,491
Current Lease Liability-Operating	2,932	3,522
Current Portion of Notes Payable and Long Term Debt	41,225	33,975
Total Current Liabilities	259,428	257,283
Convertible Senior Notes	129,516	129,829
Other Long-Term Liabilities	70,983	47,393
TOTAL LIABILITIES	459,927	434,505

STOCKHOLDERS' EQUITY
Common Stock	79	75
Additional Paid-in Capital	1,610,439	1,224,538
Cumulative Translation Adjustment	(207)	(617)
Accumulated Deficit	(504,359)	(490,078)
TOTAL STOCKHOLDERS' EQUITY	1,105,952	733,918

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,565,879	$1,168,423

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 Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
CATV	$66,841	$64,501
Datacenter	81,404	32,049
Telecom	2,559	2,937
Other	340	372
Total Revenue	151,144	99,859

Total Cost of Goods Sold	107,228	69,315

Total Gross Profit	43,916	30,544

Operating Expenses:
Research and Development	25,656	17,810
Sales and Marketing	6,347	5,357
General and Administrative	24,904	16,314
Total Operating Expenses	56,907	39,481

Operating Loss	(12,991)	(8,937)

Other Income (Expense):
Interest Income	1,737	224
Interest Expense	(863)	(934)
Other Income (Expense), net	(1,115)	475
Total Other Income (Expense):	(241)	(235)

Net loss before Income Taxes	(13,232)	(9,172)
Income Tax Expense	(1,049)	–
Net loss	$(14,281)	$(9,172)

Net loss per share attributable to common stockholders
basic	$(0.19)	$(0.18)
diluted	$(0.19)	$(0.18)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	75,980	50,041
diluted	75,980	50,041

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP total gross profit (a)	$43,916	$30,544
Share-based compensation expense	156	83
Non-recurring expense	16	–
Non-GAAP total gross profit (a)	$44,088	$30,627

GAAP net loss	$(14,281)	$(9,172)
Share-based compensation expense	4,391	2,562
Non-cash expenses associated with discontinued products	916	1,045
Amortization of intangible assets	121	108
Non-recurring (income) expense	276	393
Unrealized exchange loss (gain)	1,177	217
Tax (benefit) expense related to the above	2,459	3,988
Non-GAAP net loss	$(4,941)	$(859)

GAAP net loss	$(14,281)	$(9,172)
Share-based compensation expense	4,391	2,562
Non-cash expenses associated with discontinued products	916	1,045
Amortization of intangible assets	121	108
Non-recurring expense (income)	276	393
Unrealized exchange loss (gain)	1,177	217
Depreciation expense	8,191	4,573
Interest (income) expense, net	(874)	709
Income tax expenses (credit)	1,049	0
Adjusted EBITDA	$966	$435

GAAP diluted net loss per share	$(0.19)	$(0.18)
Share-based compensation expense	0.06	0.05
Non-cash expenses associated with discontinued products	0.01	0.02
Amortization of intangible assets	–	–
Non-recurring (income) expense	–	0.01
Unrealized exchange loss (gain)	0.02	–
Non-GAAP tax benefit	0.03	0.08
Non-GAAP diluted net loss per share	$(0.07)	$(0.02)

Shares used to compute diluted loss per share	75,980	50,041
Shares used to compute diluted earnings per share	75,980	50,041

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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